Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Codex DNA, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), Todd Nelson, as Chief Executive Officer of the Company, and Brent Hunter, as Vice President, Finance of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), to his or her knowledge:

1.
The Report, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended; and
2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Todd Nelson
Todd Nelson
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date: August 10, 2022

/s/ Brent Hunter
Brent Hunter
Vice President, Finance
(Principal Financial Officer)

Date: August 10, 2022